UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2008 (February 20, 2008)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On February 20, 2008, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of Corrections Corporation of America (the “Company”) approved resolutions with respect to the following actions:
     2008 Cash Incentive Plan. The Company’s 2008 Cash Incentive Plan is intended to provide incentives to members of management, including the Company’s named executive officers, in the form of cash bonus payments for achieving certain performance goals established by the Committee consistent with a three year growth rate plan. The performance awards will be based upon the Company’s achievement of previously established earnings per share (“EPS”) goals for the fiscal year ending December 31, 2008. Actual awards can range from zero to a maximum of 150% of such participant’s base salary. The Committee will administer and make all determinations under the 2008 Plan. The Committee reserves discretion to make adjustments to the EPS figure used for bonus calculation purposes for limited non-operating events outside the ordinary course.
     Award Agreements. The Committee approved new forms of option and restricted stock award agreements under the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). These forms contain generally the same terms as the forms of award agreements under the Company’s 2000 Amended and Restated Stock Incentive Plan. The new forms are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.
     Restricted Stock and Stock Option Awards to Named Executive Officers. Restricted shares of the Company’s common stock and non-qualified options for the purchase of the Company’s common stock were granted to certain of the Company’s named executive officers pursuant to the 2008 Plan as follows:

		Number of	Shares Subject
		Restricted	to
Name	Title	Shares	Option Grant
John D. Ferguson	President and Chief Executive Officer	26,020	90,143
Todd J Mullenger	Executive Vice President and Chief Financial Officer	13,010	45,071
Richard P. Seiter	Executive Vice President and Chief Corrections Officer	13,010	45,071
William K. Rusak	Executive Vice President and Chief Human Resources Officer	10,764	37,289

     The shares of restricted stock are subject to vesting over a three year period based upon satisfaction of certain performance criteria for the fiscal years ending December 31, 2008, 2009 and 2010 as established by the Committee. No more than one third of such shares may vest in the first performance period; however, the performance criteria are cumulative for the three year period. Notwithstanding the foregoing, the shares of restricted stock will become fully vested upon the occurrence of death, Disability, or a Change in Control of the Company (each such condition as defined in the 2008 Plan). The restricted stock awards are subject to the terms of the 2008 Plan and individual award agreements. The stock options shall vest in equal one third increments as of the first, second and third anniversary dates of the grant date, subject to acceleration as contemplated by the 2008 Plan. The options are subject to the terms of the 2008 Plan and individual award agreements. The exercise price per share of the shares subject to the option grants is $26.71, the reported closing price on the NYSE Composite Tape on February 20, 2008.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Form of Non-Executive Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan

10.2	Form of Executive Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan

10.3	Form of Director Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan

10.4	Form of Executive Restricted Stock Agreement for the Company’s 2008 Stock Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 21, 2008	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

10.1	Form of Non-Executive Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan

10.2	Form of Executive Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan

10.3	Form of Director Non-qualified Stock Option Agreement for the Company’s 2008 Stock Incentive Plan

10.4	Form of Executive Restricted Stock Agreement for the Company’s 2008 Stock Incentive Plan